Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

First Quarter 2018 Operating Results

Three Month Results

• Net revenue increased 4.2% to $361.0 million

• Net income was $15.1 million

• Adjusted EBITDA increased 8.3% to $138.9 million

Three Month Acquisition-Adjusted Results

• Acquisition-adjusted net revenue increased 1.1%

• Acquisition-adjusted EBITDA increased 4.9%

Baton Rouge, LA – May 2, 2018 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2018.

“We’re pleased to report that first-quarter sales came in slightly better than anticipated and thanks to great work by our team on expenses, we saw strong EBITDA growth,” Chief Executive Sean Reilly said. “We are pacing for accelerating sales growth in the second quarter and are tracking toward the high end of our full-year guidance for AFFO per share.”

First Quarter Highlights

• Consolidated acquisition-adjusted expense decreased 1.1%

• AFFO increased 11.5%

• Diluted AFFO per share increased 11.4%

• Redeemed $500 million 5 7/8% high yield notes

First Quarter Results

Lamar reported net revenues of $361.0 million for the first quarter of 2018 versus $346.4 million for the first quarter of 2017, a 4.2% increase. Operating income for the first quarter of 2018 decreased $9.6 million to $65.9 million as compared to $75.5 million for the same period in 2017. Lamar recognized net income of $15.1 million for the first quarter of 2018 compared to net income of $41.8 million for same period in 2017, a decrease of $26.7 million, primarily due to the $15.4 million loss on debt extinguishment related to the prepayment of Lamar Media’s 5 7/8% Notes and the $8.7 million loss related to the assets held for sale in Puerto Rico. – See Recent Events for more information.

Net income per diluted share was $0.15 and $0.42 for the three months ended March 31, 2018 and 2017, respectively.

Adjusted EBITDA for the first quarter of 2018 was $138.9 million versus $128.3 million for the first quarter of 2017, an increase of 8.3%.

Cash flow provided by operating activities was $40.8 million for the three months ended March 31, 2018, an increase of $6.3 million as compared to the same period in 2017. Free cash flow for the first quarter of 2018 was $81.3 million as compared to $76.3 million for the same period in 2017, a 6.6% increase.

For the first quarter of 2018, Funds From Operations, or FFO, was $78.7 million versus $89.6 million for the same period in 2017, a decrease of 12.2%. Adjusted Funds From Operations, or AFFO, for the first quarter of 2018 was $96.3 million compared to $86.4 million for the same period in 2017, an increase of 11.5%. Diluted AFFO per share increased 11.4% to $0.98 for the three months ended March 31, 2018 as compared to $0.88 for the same period in 2017.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the first quarter of 2018 increased 1.1% over Acquisition-adjusted net revenue for the first quarter of 2017. Acquisition-adjusted EBITDA for the first quarter of 2018 increased 4.9% as compared to Acquisition-adjusted EBITDA for the first quarter of 2017. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2017 period for acquisitions and divestitures for the same time frame as actually owned in the 2018 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Liquidity

As of March 31, 2018, Lamar had $272.1 million in total liquidity that consisted of $262.1 million available for borrowing under its revolving senior credit facility and approximately $10.0 million in cash and cash equivalents.

Recent Events

Launch of “At-the-Market” Offering Program. On May 1, 2018, the Company entered into an equity distribution agreement (the “Sales Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities LLC and SunTrust Robinson Humphrey, Inc. as our sales agents (each a “Sales Agent”, and collectively, the “Sales Agent”). Under the terms of the Sales Agreement, the Company may, from time to time, issue and sell shares of its Class A common stock, par value $.001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $400.0 million through the Sales Agents as either agents or principals.

Sales of the Class A Common Stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Select Market and any other existing trading market for the Class A Common Stock, or sales made to or through a market maker other than on an exchange. The Company has no obligation to sell any of the Class A Common Stock under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement.

The Company intends to use the net proceeds, if any, from the sale of the Class A Common Stock pursuant to the Sales Agreement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital, capital expenditures, acquisition of outdoor advertising assets and businesses and other related investments.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with the respect to the Class A Common Stock or any other securities.

New Term B Loan Facility. On March 16, 2018, Lamar Media Corp., a wholly owned subsidiary of the Company (“Lamar Media”) entered into Amendment No. 1 to the Third Amended and Restated Credit Agreement dated May 15, 2017, with the Company, certain of Lamar Media’s subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent and the lenders named therein, under which the parties agreed to amend and restate the existing senior credit facility to establish a new $600.0 million Term B Loan Facility (the “Term B Loan”), which will mature on March 16, 2025. The Term B Loan will begin amortizing on June 30, 2018 in equal quarterly installments of $1.5 million with the remainder payable at maturity. Lamar Media borrowed the full amount of the Term B Loan on March 16, 2018.

Redemption of 5 7/8% Senior Subordinated Notes. The proceeds from the Term B Loan described above, together with cash on hand, were used to redeem in full all $500.0 million in aggregate principal amount of Lamar Media’s 5 7/8% Senior Subordinated Notes due 2022 (“the Notes”), on March 19, 2018 and repay a portion of the borrowings outstanding under Lamar Media’s revolving credit facility. The Notes were redeemed at a redemption price equal to 101.958% of the aggregate principal amount of the outstanding Notes, plus accrued and unpaid interest up to the redemption date. The Company recorded a $15.4 million loss on debt extinguishment related to the prepayment, comprised of a $9.8 million cash redemption premium and a $5.6 million non-cash write off of unamortized deferred financing costs.

Sale of Puerto Rico Operations. As of March 31, 2018, the Company had initiated a plan to sell substantially all of its assets in Puerto Rico and as such, considered those assets as held for sale. Accordingly, the Company recorded a loss related to the write down of the Puerto Rico assets for the three months ended March 31, 2018 of approximately $8.7 million. On April 16, 2018, the transaction to sell the assets to B–Billboard BB LLC and B-Billboard BG LLC was completed.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•	We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

•	Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•	We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•	We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash portion of tax provision; (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing costs; (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•	Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, May 2, 2018 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	10914646
Available through Wednesday, May 9, 2018 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Wednesday, May 9, 2018 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 348,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,800 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2018	2017
Net revenues	$361,026	$346,362

Operating expenses (income)
Direct advertising expenses	138,293	131,844
General and administrative expenses	68,085	69,849
Corporate expenses	15,713	16,337
Stock-based compensation	7,514	2,478
Depreciation and amortization	56,840	51,425
Loss (gain) on disposition of assets	8,701	(1,036)

	295,146	270,897

Operating income	65,880	75,465

Other (income) expense
Loss on extinguishment of debt	15,429	—
Interest income	(24)	(4)
Interest expense	33,579	31,483

	48,984	31,479

Income before income tax expense	16,896	43,986
Income tax expense	1,844	2,199

Net income	15,052	41,787
Preferred stock dividends	91	91

Net income applicable to common stock	$14,961	$41,696

Earnings per share:
Basic earnings per share	$0.15	$0.43

Diluted earnings per share	$0.15	$0.42

Weighted average common shares outstanding:
- basic	98,301,551	97,575,481
- diluted	98,726,934	98,149,974

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$138,935	$128,332
Interest, net	(32,313)	(30,131)
Current tax expense	(1,931)	(2,554)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(23,252)	(19,236)

Free Cash Flow	$81,348	$76,320

OTHER DATA (continued):

	March 31, 2018	December 31, 2017
Selected Balance Sheet Data:
Cash and cash equivalents	$10,046	$115,471
Working capital	$132,408	$94,525
Total assets	$4,114,527	$4,214,345
Total debt, net of deferred financing costs (including current maturities)	$2,627,960	$2,556,690
Total stockholders’ equity	$1,040,199	$1,103,493

	Three Months ended March 31,
	2018	2017
Selected Cash Flow Data:
Cash flows provided by operating activities	$40,772	$34,496
Cash flows used in investing activities	$28,853	$35,419
Cash flows used in financing activities	$117,047	$3,172

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2018	2017
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$40,772	$34,496
Changes in operating assets and liabilities	66,125	62,579
Total capital expenditures	(23,252)	(19,236)
Preferred stock dividends	(91)	(91)
Other	(2,206)	(1,428)

Free cash flow	$81,348	$76,320

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$15,052	$41,787
Loss on extinguishment of debt	15,429	—
Interest income	(24)	(4)
Interest expense	33,579	31,483
Income tax expense	1,844	2,199

Operating Income	65,880	75,465

Stock-based compensation	7,514	2,478
Depreciation and amortization	56,840	51,425
Loss (gain) on disposition of assets	8,701	(1,036)

Adjusted EBITDA	$138,935	$128,332

Capital expenditure detail by category:
Billboards - traditional	$6,787	$6,279
Billboards - digital	8,302	7,587
Logo	2,452	1,801
Transit	372	223
Land and buildings	3,431	1,382
Operating equipment	1,908	1,964

Total capital expenditures	$23,252	$19,236

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2018	2017	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$361,026	$346,362	4.2%
Acquisitions and divestitures	—	10,646

Acquisition-adjusted net revenue	$361,026	$357,008	1.1%

Reported direct advertising and G&A expenses	$206,378	$201,693	2.3%
Acquisitions and divestitures	—	6,533

Acquisition-adjusted direct advertising and G&A expenses	$206,378	$208,226	(0.9)%

Outdoor operating income	$154,648	$144,669	6.9%
Acquisitions and divestitures	—	4,113

Acquisition-adjusted outdoor operating income	$154,648	$148,782	3.9%

Reported corporate expenses	$15,713	$16,337	(3.8)%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$15,713	$16,337	(3.8)%

Adjusted EBITDA	$138,935	$128,332	8.3%
Acquisitions and divestitures	—	4,113

Acquisition-adjusted EBITDA	$138,935	$132,445	4.9%

(a)	Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2017 for acquisitions and divestitures for the same time frame as actually owned in 2018.

	Three months ended March 31,
	2018	2017
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$15,052	$41,787
Interest expense, net	33,555	31,479
Income tax expense	1,844	2,199
Loss on extinguishment of debt	15,429	—

Operating Income	65,880	75,465

Corporate expenses	15,713	16,337
Stock-based compensation	7,514	2,478
Depreciation and amortization	56,840	51,425
Loss (gain) on disposition of assets	8,701	(1,036)

Outdoor Operating Income	$154,648	$144,669

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended March 31,
	2018	2017
Net income	$15,052	$41,787
Depreciation and amortization related to real estate	53,725	48,521
Loss (gain) from disposition of real estate assets and investments (tax effected)	9,693	(839)
Adjustment for unconsolidated affiliates and non-controlling interest	195	177

Funds From Operations	$78,665	$89,646

Straight-line income	(277)	(37)
Stock-based compensation expense	7,514	2,478
Non-cash portion of tax provision	(1,022)	(355)
Non-real estate related depreciation and amortization	3,115	2,904
Amortization of deferred financing costs	1,242	1,348
Loss on extinguishment of debt	15,429	—
Capitalized expenditures—maintenance	(8,125)	(9,378)
Adjustment for unconsolidated affiliates and non-controlling interest	(195)	(177)

Adjusted Funds From Operations	$96,346	$86,429

Divided by weighted average diluted common shares outstanding	98,726,934	98,149,974

Diluted AFFO per share	$0.98	$0.88